UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 28, 2022

Innovid Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40048	87-3769599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Irving Place, 12th Floor
New York, NY 10003
(Address of principal executive offices) (Zip Code)
(212) 966-7555
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTV	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	CTVWS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in the Current Report on Form 8-K filed by Innovid Corp., a Delaware corporation (“Innovid”) with the Securities and Exchange Commission (“SEC”) on February 7, 2022, Innovid entered into a Stock Purchase Agreement (the “SPA”) with TV Squared Limited, a private company limited by shares incorporated under the laws of Scotland (“TV Squared”), the stockholders of TV Squared set forth on Annex I of the SPA (collectively, the “Sellers”), Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as security holders representative, pursuant to which Innovid has agreed to acquire all of the equity of TV Squared (the “Acquisition”).

On February 28, Innovid completed the Acquisition. As described in the SPA, Innovid acquired all of the equity of TV Squared and the Sellers received an aggregate amount of One Hundred Million Dollars (US $100,000,000), subject to customary adjustments in respect of the cash, indebtedness, net working capital, escrow amounts, transaction expenses and Expense Fund Amounts, as such term is defined in the SPA.

In addition, Innovid issued to the Sellers 12,500,000 shares of common stock, subject to certain adjustments.

The foregoing description of the SPA does not purport to be complete, and is qualified in its entirety by reference to the full text of the SPA, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 7, 2022, and is incorporated herein by reference. The SPA has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Innovid or TV Squared. The representations, warranties and covenants contained in the SPA were made only for purposes of the SPA as of the specific dates therein, were solely for the benefit of the parties to the SPA, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the SPA instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the SPA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in Innovid’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

The financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K are not included in this Current Report on Form 8-K. The financial statements and pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d) Exhibits

Exhibit No	Description
99.1	Press Release dated March 3, 2022 by Innovid Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVID CORP.

Date: March 3, 2022	By:	/s/ Tanya Andreev-Kaspin
	Name:	Tanya Andreev-Kaspin
	Title:	Chief Financial Officer